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Exhibit 10.4

[INSERT NAME/LTRHEAD]
November     , 2007

Education Media, Inc.
1700 Pennsylvania Avenue, NW
Suite 900
Washington, DC 20006

Ferris, Baker Watts, Incorporated
100 Light Street
8th Floor
Baltimore, MD 21202

Re:
Education Media, Inc. Initial Public Offering

Gentlemen:

        This letter agreement (this "Letter Agreement") is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement") entered into by and between Education Media, Inc., a Delaware corporation (the "Company"), and Ferris, Baker Watts, Incorporated, a Delaware corporation, as representative of the several underwriters (the "Underwriters"), relating to an underwritten initial public offering (the "Offering"), of 11,500,000 of the Company's units (the "Units"), each comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant exercisable for one share of Common Stock (each, a "Warrant"). The Units sold in the Offering will be listed and traded on the American Stock Exchange pursuant to a Registration Statement on Form S-1 and prospectus (the "Prospectus") filed by the Company with the Securities and Exchange Commission (the "SEC"). Certain capitalized terms used herein are defined in Section 11.

        In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriters as follows:

        1.     The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months after the date of the final Prospectus relating to the Offering, the undersigned shall, (unless the Company obtains consent of holders of 95% of the stockholders of the Company), in accordance with all applicable requirements of the Delaware General Corporation Law (the "DGCL"), take all reasonable steps to (a) cause the Trust Account to be liquidated and its assets to be distributed to the Public Stockholders and (b) cause the Company to be liquidated as soon as reasonably practicable. The undersigned agrees that in connection with any cessation of the corporate existence of the Company, the undersigned will take all reasonable steps to cause the Company to adopt a plan of distribution in accordance with Section 281(b) of the DGCL or any successor provision thereto.

        2.     With respect to such undersigned's Insiders Shares, the undersigned hereby waives (a) any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account as a result of any liquidation of the Company ("Claim"), and to any and all amounts distributed in connection with a liquidation of the Company, and hereby agrees to reimburse the Company for any distribution of the Trust Account received by the undersigned in respect of such undersigned's Insiders Shares; and (b) any and all right to exercise conversion rights in connection with a proposed Business Combination. The undersigned acknowledges and agrees that, upon the Company's liquidation, all warrants relating to the Company that are owned by the undersigned will terminate worthless. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

  3.  (a) With respect to the undersigned's Insiders Shares, the undersigned will escrow all of the Insider Shares beneficially owned by it, if any, for the period commencing on the effective date of the Registration Statement and ending six (6) months following a Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company.

  (b)  With respect to the undersigned's Placement Warrants, the undersigned will escrow all of its Placement Warrants until the 90th day after the date of the consummation of the initial Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company.

        4.     The undersigned agrees that in connection with any proposed Business Combination, the undersigned will vote (a) all Insiders Shares owned by the undersigned in accordance with the majority of the votes cast by the Public Stockholders in connection with the vote required to approve the Business Combination; (b) all shares of Common Stock acquired by the undersigned in the Offering or in the secondary market in favor of the Business Combination; and (c) all Insiders Shares and all shares of Common Stock acquired by the undersigned in the Offering or in the secondary market in favor of an amendment to the Restated Certificate providing for the Company's perpetual existence.

        5.     The undersigned agrees to serve as Special Advisor to the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company; provided, however, that nothing herein shall be construed as providing a right of the undersigned to maintain any position if removed by proper corporate action. The undersigned's biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act. The undersigned represents and warrants that:

          (a)   the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b)   the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

          (c)   the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

        6.     Except as disclosed in the Prospectus, neither the undersigned nor any family member or affiliate of the undersigned will be entitled to receive, and no such person will accept:

          (a)   any compensation, finder's fee, reimbursement or cash payment from the Company for services rendered to the Company prior to or in connection with the consummation of a Business Combination, other than reimbursement from the Company for the undersigned's reasonable out-of-pocket expenses related to the Offering and identifying, investigating and consummating a Business Combination; and

          (b)   any finder's fee, consulting fee or any other compensation or fees from the Company or any other person or entity in the event the undersigned or any family member or affiliate of the undersigned originates a Business Combination.

        7.     The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any entity that is affiliated with any Insiders or any of their respective affiliates.

        8.     The undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement), to enter into this Letter Agreement and to serve as a special advisor to the Company. The undersigned hereby consents to being named in the Prospectus.

        9.     The undersigned agrees, in order to minimize potential conflicts of interest which may arise from multiple affiliations, to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable Business Combination opportunity in the education industry, until the earlier of (i) the consummation by the Company of a Business Combination or (ii) the dissolution of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

        10.   The undersigned agrees that until the consummation of a Business Combination, the undersigned will not recommend or take any action to amend or waive any provisions of Article Ninth or Article Tenth of the Restated Certificate.

        11.   As used herein, (a) a "Business Combination" shall mean the Company's initial acquisition of one or more operating businesses, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination, having an aggregate fair market value of at least eighty percent (80%) of the balance held in the Trust Account (excluding the amount held in the Trust Account representing the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition; (b) "Founders" shall mean James V. Kimsey and John S. Hendricks; (c) "Insiders" shall mean the Founders and all other officers, directors and stockholders of the Company immediately prior to the Offering; (d) "Insiders Shares" shall mean all of the shares of Common Stock owned by an Insider prior to the Offering (and shall include any shares of Common Stock issued as dividends with respect to such shares); (e) "Placement Warrants" shall mean warrants purchased by the undersigned in a private placement immediately prior to the Offering; (f) "Public Stockholders" shall mean the holders of securities issued in the Offering; (g) "Restated Certificate" shall mean the Company's Amended and Restated Certificate of Incorporation, as the same may be amended from time to time; and (h) "Trust Account" shall mean the trust account established for the benefit of the Public Stockholders into which a portion of the net proceeds of the Offering will be deposited.

        12.   The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

        13.   This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Any purported assignment in violation of this Section 13 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of, or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the District of Columbia, and irrevocably submits to such jurisdiction. The undersigned hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Letter Agreement. This Letter Agreement shall be binding on the undersigned and such person's respective heirs, personal representatives, successors and assigns. This Letter Agreement shall terminate on the earlier of (a) the expiration of the Lock-Up Period applicable to the undersigned's Insiders Shares, and (b) the liquidation of the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this Letter Agreement prior to its termination; and provided further that Section 3 of this Letter Agreement shall survive the termination of this Letter Agreement.

Sincerely,
[STOCKHOLDER'S NAME]
Agreed and Accepted:
EDUCATION MEDIA, INC.
By:
Name:
Title:
FERRIS, BAKER WATTS, INCORPORATED
By:
Name:
Title:

EXHIBIT A
INFORMATION FURNISHED TO THE COMPANY

EXHIBIT B
QUESTIONNAIRE

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  Exhibit 10.4
EXHIBIT A INFORMATION FURNISHED TO THE COMPANY
EXHIBIT B QUESTIONNAIRE